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                       Exhibit 21 - List of Subsidiaries

The following are the consolidated subsidiaries of Eli Lilly and Company as of December 31, 2000. Certain subsidiaries have been omitted because they are not significant in the aggregate.

                                                                         State or Jurisdiction
                                                                           of Incorporation
                                                                            or Organization
                                                                            ---------------
ELI LILLY AND COMPANY                                                           Indiana

      Eli Lilly Interamerica, Inc.                                              Indiana
         Eli Lilly do Brasil Limitada                                           Brazil
            Elanco Quimica Limitada                                             Brazil
               Darilor Sociedad Anonima                                         Uruguay
            Beimirco Sociedad Anonima                                           Uruguay
         Eli Lilly Interamerica Inc., y Compania Limitada                        Chile

      STC Pharmaceuticals, Inc.                                                 Indiana
      Lilly ICOS, L.L.C.                                                        Delaware

      Dista, Inc.                                                               Indiana
         Dista, Inc. - Branch:                                                  Colombia

      Eli Lilly de Centro America, S.A.                                        Guatemala
         Eli Lilly de Centro America, Sociedad Anonima                         Costa Rica

      Eli Lilly y Compania de Mexico, S.A. de C.V.                              Mexico
      Dista Mexicana, S.A. de C.V.                                              Mexico
         Farmatel                                                               Mexico
      Eli Lilly de Mexico, S.A. de C.V.                                         Mexico

      Eli Lilly Industries, Inc.                                               Delaware
         Del Sol Financial Services, Inc.                                     British V.I.
            Lilly del Caribe, Inc.                                            Cayman Isls.

      Eli Lilly and Company (Taiwan), Inc.                                      Taiwan
      CBI Uniforms, Inc.*                                                      Delaware
      Control Diabetes Services, Inc.                                           Indiana

      Integrated Medical Systems, Inc.                                         Colorado

      ELCO Dominicana, S.A.                                                  Dominican Rep.
      ELCO International Sales Corporation                                   Virgin Is.-US

      Eli Lilly Finance S.A.                                                  Switzerland

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

ELI LILLY AND COMPANY, continued                                                Indiana

      Lilly Del Mar, Inc.                                                British Virgin Islands
      Lilly Investment Management, Inc.                                         Indiana

      Eli Lilly International Corporation                                       Indiana
         Eli Lilly International Corporation-Intercontinental Operations        England
         Eli Lilly Iran, S.A.                                                    Iran
         ELCO Insurance Company, Ltd.                                           Bermuda

         Eli Lilly Holdings Ltd                                                 England
            Eli Lilly Group Limited                                             England
               Eli Lilly & Co. LTD.                                             England
               Dista Products Limited                                           England
               Eli Lilly & Co (Ireland) Trustee Limited                         Ireland
               Lilly Industries Limited                                         England
               Lilly Research Centre Limited                                    England
               Elanco Products Limited                                          England
               Creative Packaging Limited                                       England
               Greenfield Pharmaceuticals Limited                               England
               Eli Lilly (Basingstoke) Limited                                  England
               Eli Lilly UK Limited                                             England
            Eli Lilly Group Pension Trustees Limited                            England

            Lilly Pharma Holding GmbH                                           Germany
               Lilly Deutschland GmbH                                           Germany
               Lilly Pharma Fertigung & Distribution GmbH                       Germany
                 Lilly Pharma Produktion GmbH & Co. KG                          Germany
               Lilly Forschung GmbH                                             Germany
               Eli Lilly Ges.m.b.H.                                             Austria
               Lilly GmbH                                                       Germany

            Eli Lilly Danmark A/S                                               Denmark
            OY Eli Lilly Finland Ab                                             Finland
            Eli Lilly Norge A.S.                                                 Norway
            Eli Lilly & Co. (Ireland) Limited                                   Ireland
            Eli Lilly Sweden AB                                                  Sweden

      Eli Lilly Asia, Inc.                                                      Delaware

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

ELI LILLY AND COMPANY, continued                                                Indiana

      Eli Lilly Australia Pty. Limited                                          Australia
         Eli Lilly Australian Custodian Pty. Limited                            Australia
         Eli Lilly and Company (N.Z.) Limited                                  New Zealand
            Eli Lilly (NZ) Staff Benefits Custodian Limited                    New Zealand
            Integrated Disease Management (NZ) Limited                         New Zealand

      E L Management Incorporated                                          Delaware/Nova Scotia

         Eli Lilly Canada Inc.                                                   Canada
         Eli Lilly S.A.                                                        Switzerland

            Eli Lilly Export S.A.                                              Switzerland

            GEMS Services, S.A.                                                  Belgium

            Elanco Trustees Limited                                              Ireland
            Kinsale Financial Services, Ltd.                                     Ireland

            Eli Lilly (Suisse) S.A.                                            Switzerland

            Eli Lilly Vostok SA, Geneva                                        Switzerland

            Eli Lilly MHC S.A.R.L.                                             Switzerland
            Oldfields Financial Management S.A.                                Switzerland
            Eli Lilly Suzhou Pharmaceutical Company Limited                       China
            Eli Lilly Nederland B.V.                                           Netherlands
               Lilly Development Centre S.A.                                     Belgium
               Lilly Services S.A.                                               Belgium
               Lilly Clinical Operations S.A.                                    Belgium
               Eli Lilly CR s.r.o.                                             Czech Repub.
               Eli Lilly Regional GmbH                                           Austria
               Eli Lilly Egypt                                                    Egypt
                 ELCO SAE                                                         Eqypt
               PaRxner B.V.                                                    Netherlands

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

ELI LILLY AND COMPANY, continued                                                 Indiana
      E L Management Incorporated, continued                               Delaware/Nova Scotia
         Eli Lilly S.A., continued                                             Switzerland
            Eli Lilly Nederland B.V., continued                                Netherlands

               Elco Participation, sarl                                           France
                 Lilly France S.A.                                                France
                     Elsa France, S.A.                                            France
                     LICO sarl                                                    France
                     Eli Lilly Italia S.p.A.                                      Italy
                     Eli Lilly Benelux, S.A.                                     Belgium
                     Dista-Produtos Quimicos & Farmaceuticos, LDA                Portugal
                     Lilly-Farma, Produtos Farmaceuticos, Lda.                   Portugal
                     Vital Farma Productos Farmaceuticos                         Portugal

               Dista Italia S.r.l.                                                Italy
               Pharmaserve - Lilly S.A.C.I.                                       Greece
               Pharmabrand, S.A.C.I.                                              Greece
               PRAXICO Ltd.                                                      Hungary
               Lilly Hungaria KFT                                                Hungary
               Eli Lilly (Philippines), Incorporated                           Philippines
               Eli Lilly Ranbaxy Limited                                          India
               Eli Lilly Israel Ltd.                                              Israel
               Eli Lilly Japan K.K.                                               Japan
                 Chugai Lilly Clinical Research Co, LTD.                          Japan
               Lilly Korea LTD.                                                   Korea
               Elanco Animal Health, Korea, Ltd.                                  Korea
               Eli Lilly Malaysia Sdn Bhd.                                       Malaysia
               Eli Lilly Maroc S.a.r.l.                                          Morocco
               ELCO Production Services B.V.                                    Netherlands
               Andean Technical Operations Center                                  Peru
               Lilly Pharma Ltd.                                                  Russia
               Eli Lilly-Gohar (Private) Limited                                 Pakistan
               Eli Lilly Pakistan (Pvt.) Ltd.                                    Pakistan
               Eli Lilly Polska Sp. z.o.o. (Ltd.)                                 Poland
               Lilly Grodzisk Sp. z.o.o.                                          Poland
               Vitalia Pharma Sp. Z.o.o.                                          Poland
               ELVA Joint Laboratory                                              Russia
               Eli Lilly Asia Pacific Pte. Ltd.                                  Singapore
               Lilly-NUS Centre for Clinical Pharmacology Pte. Ltd.              Singapore
               Eli Lilly (S.A.) (Proprietary) Limited                           South Africa
               Glaxo/Eli Lilly Partnership                                      South Africa
                 The Medikredit Joint Venture Partnership                       South Africa
                      Medikredit Pty. Ltd.                                      South Africa

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

ELI LILLY AND COMPANY, continued                                                  Indiana
      E L Management Incorporated, continued                                Delaware/Nova Scotia
         Eli Lilly S.A., continued                                              Switzerland
            Eli Lilly Nederland B.V., continued                                 Netherlands

               Elanco-Valquimica, S.A.                                             Spain
                 Dista, S.A.                                                       Spain
                 Lilly, S.A.                                                       Spain
                 Spaly Bioquimica, S.A.                                            Spain
                 Irisfarma S.A.                                                    Spain

               Eli Lilly Nigeria Ltd.                                             Nigeria

               Lilly Ilac Ticaret A.S.                                             Turkey
               Eli Lilly y Compania de Venezuela, S.A.                            Venezuela
               Dista Products & Compania Venezuela S.A.                           Venezuela